Exhibit 99.1

Concurrent Reports Fourth Quarter and Fiscal Year 2015
Financial Results

ATLANTA — August 25, 2015 — Concurrent (NASDAQ: CCUR), a global provider of high‑performance Linux® and storage solutions, today announced financial results for the fourth quarter and fiscal year ended June 30, 2015.

“During fiscal 2015, the company made good progress on several new initiatives related to our core Linux and storage technologies that are designed to generate growth and diversify our customer and revenue mix,” said Derek Elder, CEO of Concurrent.  “While we won several new projects and expanded our customer list, our fourth quarter results were impacted by consolidation activities in the video service provider market which caused delays in customer orders.  We are disappointed with the results; however we believe that we are well positioned for the future given our strong relationships with these customers.  While we expect delays will continue to have an impact through the rest of the calendar year, we believe market conditions will improve as we enter calendar 2016 enabling us to achieve revenue growth in Fiscal 2016 relative to 2015.”

Fourth Quarter Financial Highlights

Revenue for the fourth quarter of fiscal 2015 was $13.8 million, compared with $17.9 million for the same period in fiscal 2014 and $17.1 million in the preceding quarter.

Gross margin for the fourth quarter of fiscal 2015 was 56.5%, compared with 60.0% for the same period in fiscal 2014 and 58.9% in the preceding quarter.  Fourth quarter operating expenses were $8.6 million, the same as in the fourth quarter of fiscal 2014 and also in the preceding quarter.

For the fourth quarter of fiscal 2015, the company reported an operating loss of $0.8 million, which included non-cash expenses of $0.4 million in depreciation and amortization and $0.3 million in share-based compensation.  For the same period in the prior year, the company reported operating income of $2.1 million, which included non-cash expenses of $0.4 million in depreciation and amortization and $0.2 million in share‑based compensation.  The company reported operating income of $1.5 million in the preceding quarter of fiscal 2015, which included non-cash expenses of $0.5 million in depreciation and amortization and $0.2 million in share-based compensation.

The company reported a net loss of $0.9 million, or $0.10 loss per diluted share, in the fourth quarter of fiscal 2015, compared with net income of $15.6 million, or $1.71 income per diluted share, in the same period in fiscal 2014, and a net income of $0.8 million, or $0.09 income per diluted share, in the preceding quarter.  The fourth quarter fiscal 2014 results included a $13.7 million non-cash gain associated with the reversal of a portion of the company’s U.S. tax valuation allowance.

Fiscal 2015 Financial Highlights

For fiscal 2015, revenue totaled $64.5 million, compared with $71.2 million for fiscal 2014.  Consolidated gross margin for the year was 56.5%, compared with 56.8% for fiscal 2014.  Total operating expenses were $35.4 million for fiscal 2015, compared with total operating expenses of $35.1 million for fiscal 2014.

For fiscal 2015, the company reported operating income of $0.9 million, which included non-cash expenses of $1.8 million in depreciation and amortization and $0.9 million in share-based compensation.  For the prior year, the company reported operating income of $5.3 million, which included non-cash expenses of $2.0 million in depreciation and amortization and $1.1 million in share-based compensation.

For fiscal 2015, the company posted a net loss of $0.3 million or a $0.04 loss per diluted share, compared with net income of $18.5 million, or income of $2.04 per diluted share, in fiscal 2014.  Fiscal 2014 results included a $13.9 million non-cash gain associated with the reversal of $13.7 million of the company’s U.S. tax valuation allowance in the fourth quarter, and the reversal of $0.2 million of the company’s U.K. tax valuation allowance earlier in the year.

The company paid quarterly dividends of $0.12 per share in each of the four quarters of the fiscal year.  At June 30, 2015, Concurrent had cash and cash equivalents of $25.5 million.  The company has no debt.

Recent Company Highlights

•	Concurrent launched a new scale-out storage solution to serve the broader software defined data center market and hired Scott Ryan to head up its storage team

•	Two major North American service providers selected Concurrent’s UpShift™ Unified Content Delivery Solution to support streaming delivery to Internet connected devices and set-top boxes

•	The company hired Dale Gonzalez as Chief Technology Officer to lead the research and development team for its content delivery and software defined data center initiatives

•	The company received several new orders for its real-time technology in the automotive market and now serves more than 20 of the leading auto manufacturing and racing companies around the globe

•	In the aerospace and defense market, the company shipped systems to several companies in Asia and North America for hardware-in-the-loop simulation and testing

Conference Call Information

Concurrent will hold a conference call today, Tuesday, August 25th, at 4:30 p.m. ET to review its fourth quarter and fiscal year 2015 financial results.  The call will be broadcast at www.concurrent.com, on the “Investors” page, under the ‘Company’ tab.  The call can be accessed live by dialing 1-800-230-1085 (U.S.) 612-234-9960 (international) and entering passcode 150825.  A replay will also be available at www.concurrent.com.

To view Financial Results visit our Investors page here.

About Concurrent
Concurrent (NASDAQ: CCUR) is a global software and solutions company that develops advanced applications on a core foundation of high performance Linux® and storage technologies.  We serve industries and customers that demand uncompromising performance, reliability and flexibility to gain a competitive edge, drive meaningful growth and confidently deliver best-in-class solutions that enrich the lives of millions of people around the world every day.

Our content delivery solutions consist of software, hardware and services for intelligently streaming video content to a variety of consumer devices, storing and managing content in the network, and collecting and analyzing data related to content delivery applications.

These streaming video, storage and data analytics products and services are deployed by service providers to support consumer-facing video services including live broadcast video, video-on-demand, and time-shifted video applications such as cloud-based digital video recording.

Our real-time solutions consist of a real-time Linux operating system, development and performance optimization tools, simulation software and other system software combined, in many cases, with computer platforms and services.  These real-time products are sold to a wide variety of aerospace, defense, energy, manufacturing and automotive companies seeking high-performance, real-time computing solutions for their simulation, data acquisition and process control systems.

Offices are located in North America, Europe and Asia. Visit www.concurrent.com for further information and follow us on Twitter: www.twitter.com/Concurrent_CCUR.

Certain statements made or incorporated by reference in this release may constitute "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and the company's future performance, including, but not limited to, management's expectations, beliefs, plans, estimates, or projections relating to the future, are forward-looking statements within the meaning of these laws.  All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected.

The risks and uncertainties which could affect our financial condition or results of operations include, without limitation: the potential consolidation of the markets that we serve, U.S. Government sequestration; European austerity measures; delays or cancellations of customer orders; non-renewal of maintenance and support service agreements with customers; changes in product demand; economic conditions; various inventory risks due to changes in market conditions; margins of video solutions business to capture new business; fluctuations and timing of large video solutions orders; doing business in the People’s Republic of China; uncertainties relating to the development and ownership of intellectual property; uncertainties relating to our ability and the ability of other companies to enforce their intellectual property rights; the pricing and availability of equipment, materials and inventories; the concentration of our customers; failure to effectively manage change; delays in testing and introductions of new products; the impact of reductions in force on our operations; rapid technology changes; system errors or failures; reliance on a limited number of suppliers and failure of components provide by those suppliers; uncertainties associated with international business activities, including foreign regulations, trade controls, taxes, and currency fluctuations; the impact of competition on the pricing of video solutions products; failure to effectively service the installed base; the entry of new well-capitalized competitors into our markets; the success of new video solutions; the success of our relationships with technology and channel partners; capital spending patterns by a limited customer base; the current challenging macroeconomic environment; continuing unevenness of the global economic recovery; privacy concerns over data collection; our ability to utilize net operating losses to offset cash taxes in the event of an ownership change as defined by the Internal Revenue Service; earthquakes, tsunamis, floods and other natural disasters in areas in which our customers and suppliers operate; and the availability of debt or equity financing to support our liquidity needs.

Other important risk factors are discussed in Concurrent's Form 10-K filed August 27, 2014 with the Securities and Exchange Commission (“SEC”), and in subsequent filings of periodic reports with the SEC. The risk factors discussed in the Form 10-K and subsequently filed periodic reports under the heading "Risk Factors" are specifically incorporated by reference in this press release.  Forward-looking statements are based on current expectations and speak only as of the date of such statements.  Concurrent undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise.

Concurrent Computer Corporation and its logo are registered trademarks of Concurrent.  All Concurrent product names are trademarks or registered trademarks of Concurrent while all other product names are trademarks or registered trademarks of their respective owners.

# # #
For more information, contact:

Media Relations:
Kristen Bryant
(678) 258-4221
kristen.bryant@ccur.com

Investor Relations:
ICR
Seth Potter
(646) 277-1230
Seth.Potter@icrinc.com

Concurrent Computer Corporation
Condensed Consolidated Statements of Operations (Unaudited)
(In Thousands Except Share and Per Share Data)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2015	2014	2015	2014
Revenues:
Product	$9,045	$13,242	$43,926	$47,893
Service	4,768	4,616	20,533	23,278
Total revenues	13,813	17,858	64,459	71,171
Cost of sales:
Product	3,910	4,701	18,807	20,402
Service	2,103	2,450	9,262	10,356
Total cost of sales	6,013	7,151	28,069	30,758
Gross margin	7,800	10,707	36,390	40,413
Operating expenses:
Sales and marketing	3,641	3,760	14,530	14,350
Research and development	3,424	3,021	13,588	13,019
General and administrative	1,817	1,819	7,990	7,744
Gain on sale of intangible assets, net	(325)	-	(664)	-
Total operating expenses	8,557	8,600	35,444	35,113
Operating income (loss)	(757)	2,107	946	5,300
Other expense, net	(236)	(75)	(606)	(203)
Income (loss) before income taxes	(993)	2,032	340	5,097
Income tax (benefit) provision	(48)	(13,568)	685	(13,408)
Net income (loss)	$(945)	$15,600	$(345)	$18,505

Basic net income (loss) per share	$(0.10)	$1.74	$(0.04)	$2.08
Diluted net income (loss) per share	$(0.10)	$1.71	$(0.04)	$2.04
Basic weighted average shares outstanding	9,097,769	8,953,840	9,067,697	8,910,907
Diluted weighted average shares outstanding	9,097,769	9,107,139	9,067,697	9,085,592
Cash dividends declared per common share	$0.12	$0.12	$0.48	$0.48

Concurrent Computer Corporation
Condensed Consolidated Statements of Operations (Unaudited)
(In Thousands Except Share and Per Share Data)

	Three Months Ended
	June 30, 2015	March 31, 2015
Revenues:
Product	$9,045	$11,327
Service	4,768	5,783
Total revenues	13,813	17,110
Cost of sales:
Product	3,910	4,578
Service	2,103	2,447
Total cost of sales	6,013	7,025
Gross margin	7,800	10,085
Operating expenses:
Sales and marketing	3,641	3,410
Research and development	3,424	3,484
General and administrative	1,817	1,729
Gain on sale of intangible assets, net	(325)	-
Total operating expenses	8,557	8,623
Operating income (loss)	(757)	1,462
Other income (expense), net	(236)	1
Income (loss) before income taxes	(993)	1,463
Income tax (benefit) provision	(48)	679
Net income (loss)	$(945)	$784

Basic net income (loss) per share	$(0.10)	$0.09
Diluted net income (loss) per share	$(0.10)	$0.09
Basic weighted average shares outstanding	9,097,769	9,096,255
Diluted weighted average shares outstanding	9,097,769	9,143,415
Cash dividends declared per common share	$0.12	$0.12

Concurrent Computer Corporation
Condensed Consolidated Statements of Comprehensive Income (Loss) (Unaudited)
(In Thousands)

	Three Months Ended			Twelve Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014

Net income (loss)	$(945)	$784	$15,600	$(345)	$18,505

Other comprehensive income (loss):
Foreign currency translation adjustment	2	210	136	168	22
Pension and post-retirement benefits, net of tax	(143)	10	(488)	32	(473)
Other comprehensive income (loss)	(141)	220	(352)	200	(451)
Comprehensive income (loss)	$(1,086)	$1,004	$15,248	$(145)	$18,054

Concurrent Computer Corporation
Condensed Consolidated Balance Sheets
(In Thousands)

	June 30, 2015	March 31, 2015	June 30, 2014
	(unaudited)	(unaudited)

ASSETS
Cash and cash equivalents	$25,451	$26,826	$28,074
Trade accounts receivable, net	10,174	12,402	11,355
Inventories	3,428	3,946	3,272
Deferred income taxes - current, net	1,422	1,354	1,458
Prepaid expenses and other current assets	738	799	804
Total current assets	41,213	45,327	44,963

Property, plant and equipment, net	2,448	2,411	2,168
Intangible assets, net	323	367	476
Deferred income taxes, net	12,711	12,927	13,231
Other long-term assets, net	1,178	1,312	1,548
Total assets	$57,873	$62,344	$62,386

LIABILITIES
Accounts payable and accrued expenses	$6,342	$7,098	$7,591
Deferred revenue	8,362	10,049	7,441
Total current liabilities	14,704	17,147	15,032

Long-term deferred revenue	1,658	1,929	1,400
Other long-term liabilities	4,905	4,544	5,500
Total liabilities	21,267	23,620	21,932

STOCKHOLDERS' EQUITY
Common stock	91	91	90
Additional paid-in capital	210,456	210,353	209,711
Accumulated deficit	(173,795)	(171,715)	(169,001)
Treasury stock, at cost	(255)	(255)	(255)
Accumulated other comprehensive income (loss)	109	250	(91)
Total stockholders' equity	36,606	38,724	40,454
Total liabilities and stockholders' equity	$57,873	$62,344	$62,386